EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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PERSONAL CARE AGREEMENT

This agreement for the development, production, manufacturing, and supply of personal care and home fragrance products (the “Agreement”) by and between The Gap, Inc., Banana Republic, LLC, Gap (Apparel), LLC, Gap (ITM) Inc., Banana Republic (Apparel), LLC, Banana Republic (ITM) Inc., Gap (Canada), Inc., and Gap (Puerto Rico), Inc. (collectively, the “Company”), on the one hand, and Inter Parfums, Inc. and its wholly-owned subsidiary Inter Parfums USA, LLC (individually or collectively, “Vendor”), on the other hand, is entered into as of March 1, 2010 (the “Effective Date”).  The parties’ agreement dated as of July 14, 2005, together with the amendments thereto, is hereby deemed terminated and is replaced and superseded in its entirety by this Agreement.  For the avoidance of doubt, the License Agreement dated as of July 1, 2007 (the “License Agreement”) shall not be replaced and superseded by this Agreement but shall remain in full force and effect.

This Agreement supplements the terms, requirements and conditions of the Vendor Compliance Agreement and Vendor Handbook, including the Commitment and Purchase Order Terms and Conditions and the Code of Vendor Conduct, and the Personal Care Vendor Handbook (also referred to as the Personal Care Manual) (collectively referred to herein as the “VCA”), which are hereby incorporated by reference and made a part of this Agreement.  To the extent that any term, requirement or provision contained in this Agreement is deemed to be inconsistent or conflicts with any term, requirement or provision contained in the VCA, then this Agreement shall control.

In consideration of the mutual covenants and conditions contained herein, Company and Vendor agree as follows:

1.	DEFINITIONS

In this Agreement, capitalized terms shall have the meanings ascribed to them in the VCA, unless otherwise defined herein.  The following capitalized terms shall have the following meanings:

1.1	“Approval,” “Approve,” and “Approved” shall mean prior written approval given on behalf of Company by an Authorized Representative.

1.2
“Authorized Representative” shall mean a representative designated by Company to be the primary point of contact with Vendor with respect to this Agreement for the Gap Brand, the Banana Republic Brand, or the Outlet Brands.

1.3
“Clearance Measures” shall mean trademark, patent or other searches useful in assessing freedom to sell and ability to protect, as well as all other methods necessary or useful to ensure that intellectual property rights of third parties are not infringed and that where appropriate intellectual property protection may be secured, including, without limitation, online.

1.4	“Company Products” shall mean those Personal Care Products and Home Fragrance Products that are developed for Company by Vendor pursuant to this Agreement.

1.5
“Company Stores” shall mean Gap, GapKids, babyGap, GapBody, Gap Outlet, Gap Factory Store, Gap Generation, Banana Republic, and Banana Republic Factory stores, concessions, or other retail establishments, including online stores, that are owned and/or operated by Company or its affiliates in the United States (including Puerto Rico) and Canada.

1.6
“Creative” shall mean product fragrances (or formula combinations), concepts, Formulae, product names, product line names, formula/ingredient descriptions, instructions, packaging, labels, tags, taglines, slogans, copy, scent strip designs, images, artwork, drawings, sketches, plans, designs, displays, illustrations, models, tooling, Packaging Materials and all other forms of identification affixed to or connected with Company Products whether or not Approved by Company, including, without limitation, any New Marks.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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1.7
“Formula(e)” shall mean any and all of the formulae, lists of ingredients, fragrances, technical information, recipes, processes and instructions (held in whatever form) reasonably necessary to enable the Company Products to be produced.

1.8	“Home Fragrance Product(s)” shall mean candles, potpourri, incense, room spray, and any other products listed as home fragrance products on Appendix 1, attached hereto, but no other products.

1.9	“Initial Retail Price” shall mean the price established by Company as the retail price to be marked on the relevant Company Products.

1.10	“Initial Retail Value” shall mean the number of units of Company Products purchased by Company multiplied by the Initial Retail Price for the relevant Company Products.

1.11
“New Marks” shall mean any names, trademarks, service marks, trade names, domain names, taglines, slogans, logos or trade dress developed under this Agreement or used or proposed to be used on Company Products, and any other names, trademarks, service marks, taglines, slogans or trade dress displayed on or in connection with Company Products or the packaging for Company Products.

1.12	“Packaging Materials” shall mean bottles and containers, labels and packaging materials.

1.13
“Personal Care Product(s)” shall mean fragrances, skincare products, bath products, body care products, and cosmetics, as set forth in those categories on Appendix 1, attached hereto, and shall not include Home Fragrance Products or any other products not specifically listed in those categories on Appendix 1.

1.14
“Third-Party Materials” shall mean any designs, concepts, formulae, names, packaging, materials, designs, or other items, or parts thereof, which belong or may belong to a party other than Company or Vendor.

2.	EXCLUSIVITY AND GRANT OF RIGHTS

2.1
Exclusive Right.  Subject to the terms and conditions of this Agreement, Company hereby grants to Vendor the exclusive and non-transferable right to develop, produce, manufacture, and supply to Company Stores, at Vendor’s sole cost and expense, Approved Company Products, including Creative for such products, for the Gap and Banana Republic brands, including the Outlet division (each a “Brand”), provided that for the Banana Republic Brand such exclusivity shall apply only to Fragrances as defined in Appendix 1.  Company reserves all other rights not specifically granted hereunder, including the right to contract with other parties for the development, production, manufacture and distribution of any Company Products or other Personal Care Products or Home Fragrance Products for Company’s other divisions, subsidiaries, affiliated companies or brands (including without limitation Old Navy, Piperlime, and Athleta) and for any territories or channels of distribution not covered by this Agreement.  Company shall be solely responsible, at its sole cost and expense, for marketing, promoting, pricing and selling all Company Products and for in-store operations, including supplying appropriate fixtures, real estate, staffing and marketing.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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2.2
Loss of Exclusivity.  In the event that Vendor becomes liable to Company for lost sales margins pursuant to Section 6.4 on [———-1] or more occasions during a [———-][2] period, in addition to whatever other rights and remedies Company may have for such breach, the rights granted to Vendor hereunder shall, at Company’s option, immediately become non-exclusive.  In addition, if following a Brand’s request to develop a Personal Care Product or Home Fragrance Product category, Vendor does not develop commercially reasonable Concepts within [———-3] and/or a line of Approved Company Products in such category within [———-][4], Vendor’s exclusive rights to such Personal Care Product or Home Fragrance Product category may be revoked at Company’s sole option and upon such revocation shall become non-exclusive.

3.	PRODUCT DEVELOPMENT

3.1
Scope.  At the direction of and in collaboration with each Brand, Vendor shall develop Personal Care Products and Home Fragrance Products in those categories set forth in Appendix 1 hereto (“Development Services”).  Vendor shall be responsible, at its sole cost and expense, for development of product concepts, Formulae, Packaging Materials, other Creative and all other aspects of actual or proposed Company Products, for making all samples and all aspects of the manufacture of Company Products.

3.2
Product Development.  At the direction of and in collaboration with each Brand, Vendor shall create a product development plan, subject to the Brand’s Approval, setting forth key milestones for the launch of new Company Products that Vendor must meet for development, production, manufacturing, and delivery (“Key Milestones”).  Subject to the provisions of Section 4.4 hereof, Vendor’s failure to meet the Key Milestones shall constitute a breach of this Agreement unless and to the extent that (i) such failure is due to a failure on the part of the Brand in meeting its obligations to respond to requests for Approval of Company Products after advance notice from Vendor that such failure to respond may result in Vendor’s failure to meet a Key Milestone, or (ii) the Brand’s Authorized Representative and Vendor agree in writing in advance to extend the Key Milestone.

3.3
Pre-manufacturing Final Approval.  All proposed new Company Products must be Approved by the Brand prior to their manufacture and sale hereunder.  Each Brand shall have the right to Approve all aspects of each Company Product to be manufactured by Vendor, including, without limitation, the aroma, concepts, Formulae, Creative, Packaging Materials, quality, materials, naming and other trademarks and service marks, all elements of Company branding and any relevant promotional materials.  The parties understand and agree that no orders shall be placed or accepted without such prior Approval by Company.

1 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.1.

2 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.2.

3 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.3.

4 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.4.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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3.4
Legal Clearance.  Vendor shall be solely responsible for and shall perform all Clearance Measures for all aspects of the proposed Company Products and their respective Creative (including New Marks), to ensure that:  (i) Company can manufacture, produce, market, use, reuse, publish and republish, distribute, and authorize others to manufacture, produce, market, use, reuse, publish, republish and distribute, the Approved Company Product and Creative, including Third-Party Materials, and (ii) Company may own all rights and interests in such Creative (except for any Third-Party Materials Approved by Company) including, without limitation, the New Marks.  For each new Company Product, Vendor shall be obligated to present no more than [———-][5] product names that are clear for Company’s use and ownership as set forth herein.  If Company rejects all [———-][6] cleared product names for the new Company Product and requires additional Clearance Measures, such Clearance Measures shall be at Company’s sole cost and expense.  Vendor shall ensure that any agent, subcontractor or other person or entity acting on Vendor’s behalf that is involved in the development or production of Company Products or Creative shall, prior to such involvement, sign an intellectual property assignment agreement in form and substance acceptable to Company assigning to Company all rights to any Company Products and Creative.  Vendor shall not use any Third-Party Materials in or as part of any Creative or Company Product without Company’s Approval.  Vendor shall complete all Clearance Measures before Vendor presents the Company Product to Company for Approval.  Vendor warrants that it uses an outside law firm with expertise in legal clearance to perform the Clearance Measures and that it maintains documentation, including written opinions from counsel, regarding those searches for [———-][7].

3.5
In the event that a Company Product cannot be distributed, marketed and/or sold in Company Stores due to Vendor’s negligence in the performance of the Clearance Measures, or Vendor’s failure to disclose to Company the risks with respect to such Company Product or its Creative, Vendor shall be liable to Company for any lost sales margin in Company Stores based on Average Initial Retail (“AIR”) associated with any and all affected units of such Company Product until such time as the Clearance Measures are performed and the affected Company Product can be distributed, marketed, and/or sold in the applicable location.

4.	APPROVALS

4.1
Standard for Approval.  Approvals may be based solely on Company’s subjective standards and may be withheld or limited, reserved or made subject to conditions in Company’s sole discretion.  Notwithstanding the foregoing, Approvals, once given, shall not be withdrawn absent a good faith, commercially reasonable basis.  Company’s failure to approve, disapprove or otherwise comment shall not be deemed to constitute approval and shall be deemed to constitute disapproval.  Approvals related to the production, manufacture or shipment of Company Products, including Forecasts, shall not be effective unless made by a Company Vice President or higher.

4.2	No Effect on Vendor’s Liability. No Approval given by Company shall limit, reduce or exclude Vendor’s obligations or liability under this Agreement.

5 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.5.

6 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.6.

7 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.7.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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4.3	Product Change Following Approval.

(a)
Changes Initiated by Vendor.  Vendor must submit to Company for its prior Approval a complete description of a requested change to any aspect of the development, manufacture, production or delivery of an Approved Company Product (including Creative therefor) and the reason for the requested change.

(b)
Changes Requested by Company.  Subject to the provisions of Section 4.4 hereof, Company reserves the right, at any time and for any commercially reasonable basis, to request changes to Approved Company Products.  Vendor shall comply with the request and have developed, produced, manufactured and delivered conforming Approved Company Product within [———-][8] of Company’s request unless compliance cannot be accomplished using commercially reasonable efforts, or unless otherwise Approved by Company, which Approval shall not be unreasonably withheld.

4.4
Consequences for Company Withdrawal of Approval or Change in Plan.  Notwithstanding anything to the contrary contained in this Agreement, if an Approval is withdrawn in respect of an Approved Company Product (a) in production, then such Company Product shall be deemed to be a Discontinued Product, as hereinafter defined, and governed by the inventory clearance measures in Section 5 hereof; or (b) not in production, then any and all deadlines and timetables relating to production, manufacture and shipment of such Company Product for which Approval has been withdrawn shall be revised, and any and all new deadlines and timetables relating to production, manufacture and shipment of such Company Product for which Approval has been withdrawn shall be subject to confirmation by Vendor.  Further, if Company withdraws an Approval or makes any change in plan as to a Company Product, then revised Key Milestones will be subject to written confirmation by Vendor before becoming the basis for any performance-related penalties.  Under no circumstance shall Vendor be held liable for the failure to meet any of the previous Key Milestones, including without limitation lost sales margin under Section 6.4 as to such Company Product.

5.	INVENTORY CLEARANCE

5.1
Discontinuation of Approved Company Products Without Cause.  At any time and for any reason Company may choose to discontinue the manufacture and sale of any Company Product (each a “Discontinued Product”), and Company’s liability to Vendor shall be limited to the Commitment Period as set forth in the previous month’s Forecast, as defined in Section 6.1.

5.2	Discontinued Product Clearance.

(a)
Company, in its sole discretion, may offset its liability for Commitment Period inventory by (i) purchasing some or all remaining Commitment Period inventory of Discontinued Product at the Purchase Price not later than [———-][9] from the date a Company Product became a Discontinued Product; and/or (ii) demanding destruction of some or all remaining Commitment Period inventory of Discontinued Product and compensating Vendor in an amount equal to Vendor’s cost of raw materials and production plus reasonable, documented overhead expenses.

8 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.8.

9 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.9.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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(b)
Vendor shall have the right to sell all inventory of Discontinued Product in excess of the Commitment Period inventory for a period of [———-][10] from the date the Company Product became a Discontinued Product, internationally to “Authorized Channels of Distribution” as such term is defined in the License Agreement and, at Company’s sole discretion, to other Approved close-out retailers, including (i) a commercially reasonable “run-out” of finished goods inventory in order to maximize the use of components, and (ii) work-in-progress at hand at the time Company Products became Discontinued Products that are completed by Vendor within a commercially reasonable time thereafter (each a “Discontinued Product Inventory”).

(c)
All remaining Discontinued Product Inventory and components not sold by Vendor in accordance with Section 5.2(b) above shall be lawfully destroyed at Vendor’s sole expense within [———-][11] after the end of the [———-][12] period, unless Company, in its sole discretion, Approves in advance Vendor’s further clearance of such remaining Discontinued Product Inventory and components, including Approval of the specific Company Products, quantities, channels of distribution, and markets or territories.

5.3
Clearance of Current Excess Inventory.  Within [———-][13] of execution of this Agreement, Vendor shall provide Company a complete listing by quantity and SKU of the entire current inventory of Discontinued Products within the custody or control of Vendor and Vendor Affiliates, wherever located (“Excess Inventory”).  All Excess Inventory must be lawfully destroyed at Vendor’s sole expense on or before [———-][14] from the execution and delivery of this Agreement, unless Company, in its sole discretion, Approves in advance Vendor’s clearance of some or all of the Excess Inventory, including Approval of the specific Company Products, quantities, channels of distribution, and markets or territories, and the deadline by which such Excess Inventory must be sold and after which any remaining Excess Inventory must be lawfully destroyed at Vendor’s sole expense.  Vendor shall certify to Company, in writing signed by its Chairman, President, Chief Executive Officer or Chief Financial Officer, that all remaining Excess Inventory has been destroyed.  Vendor’s failure to destroy or sell through the Excess Inventory per Company’s Approval as provided herein will constitute a breach of the Agreement.

10 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.10.

11 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.11.

12 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.12.

13 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.13.

14 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.14.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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6.	DISTRIBUTION/DELIVERY TO COMPANY STORES

6.1
Forecasting.  Each Brand will collaborate with Vendor to develop monthly forecasts for orders of Company Products, which are subject to the agreement of Vendor and which shall be submitted by each Brand to Vendor on a [———-][15] basis (“Forecasts”).  Each Forecast will stipulate first a Commitment Period and then a Planning Period on a rolling ———-][16] basis.  Company will be liable to Vendor for Commitment Period inventory notwithstanding any change or plan or product discontinuation, but in no event will Company have any liability for Planning Period inventory.  Vendor agrees to abide by the terms and conditions of the EDI Addendum attached hereto as Appendix 2 in transmitting electronic documents to Company.

6.2
Vendor Freight Charges.  Vendor shall be solely responsible for all freight charges and all other costs in relation to delivery of Company Products to poolers. Vendor shall not be obligated to ship any order for Company Products unless the purchase price of each order to be shipped is not less than [———-][17]per order; provided, however, that the minimum freight order of [ ———-][18] shall not apply in the following circumstances:  (a) new product rollout (excluding single CCs of lip balm); (b) one all-store replenishment allocation per quarter; and (c) replenishment of any Company Products that have been out of stock in Vendor’s warehouse for more than [———-][19].  Alternatively, at the sole option of Company, Company may submit purchase orders for Company Products FOB Vendor’s distribution center, Dayton, New Jersey, with no minimum purchase price.

6.3
Store Support and Return Process.  Vendor shall provide a staff member with responsibility relating to inventory and return issues.  Vendor shall also support a return process at Vendor’s sole cost and expense for Company Stores to return to Vendor any product improperly delivered and any damaged or defective Company Products, except that any leaking product shall be destroyed by Company at Vendor’s expense.

6.4
Failure to Satisfy Commitment Period Forecasts.  Subject in all respects to the provisions of Section 3.2, and 4.4 hereof, in the event of Vendor’s failure to satisfy Commitment Period Forecasts, including without limitation failure to deliver the correct quantity of Company Products, failure to deliver on time, or delivery of damaged or otherwise non-conforming products, then in such event, Company may exercise any and all available remedies as set forth in the VCA.

15 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.15.

16 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.16.

17 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.17.

18 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.18.

19 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.19.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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6.5
Purchase Price.  For all Approved Company Products developed, produced, manufactured and supplied by Vendor to Company, Company shall pay Vendor [———-][20] of the Initial Retail Value of all Company Products received at the Company Stores or other locations Approved by Company (the “Purchase Price”).  However, for gift packs and other promotional items developed, produced, manufactured and supplied by Vendor to Company, a negotiated rate of compensation to the Vendor shall be agreed in advance.

7.	INTELLECTUAL PROPERTY

7.1
Ownership of Company Intellectual Property.  Vendor acknowledges that all rights, titles and interests in and to the Gap, Banana Republic and other Company names, trademarks, service marks and logos (“Company Marks”) and Creative and Company Products (collectively, “Company Intellectual Property”) shall be vested solely in Company, except Approved Third-Party Materials where Company has Approved the third party’s retention of ownership and the terms on which the Third-Party Materials will be licensed to Company.  Vendor shall provide reasonable assistance and cooperation to Company to acquire, transfer, maintain, perfect and enforce Company’s rights, titles and interests in the Company Intellectual Property, and shall not at any time do or cause to be done, or fail to do or fail to cause to be done, any act or thing, directly or indirectly, contesting or in any way impairing those rights, titles or interests of Company.  If such reasonable assistance and cooperation involves more than administrative acts, then the cost and expense of such reasonable assistance and cooperation shall be borne by Company.  Vendor acknowledges and agrees that (a) its use of the Company Intellectual Property shall inure exclusively to benefit Company; (b) use of the Company Intellectual Property by Vendor does not convey to Vendor any right, title or interest in or to any of the Company Intellectual Property or related goodwill; (c) Vendor shall not contest, oppose, challenge or do anything to impair the validity, ownership or enforceability of any of the Company Intellectual Property or the exclusive ownership of Company in, or the exclusive right of Company to control the use of, the Company Intellectual Property, or attempt to register any Company Mark or any confusingly similar trademark, service mark, trade name or domain name; (d) Vendor will not directly or indirectly depreciate or attempt to depreciate the value of the goodwill or reputation of any of the Company Intellectual Property, or use any of the Company Intellectual Property in any manner that is inconsistent with the terms of this Agreement.

7.2
Assignment.  Vendor hereby assigns to Company all of Vendor’s worldwide right, title and interest in and to all rights, title and interest in the Company Intellectual Property for the full term of protection of such rights, including any renewals and extensions, and agrees that such assignment shall be effective as soon as is possible under any applicable law, statute or regulation.  Vendor hereby further assigns to Company all rights with respect to Third-Party Materials that Vendor may have such that Company has exclusive rights with respect to such Third-Party Materials.

7.3
Moral Rights.  Vendor also hereby irrevocably transfers and assigns to Company, and waives and agrees never to assert, any and all “Moral Rights” (as defined below) Vendor may have in or with respect to any Company Intellectual Property, even after termination of Vendor's work on behalf of Company.  Vendor shall use its best efforts to obtain waivers of any and all “Moral Rights” from all of its employees, officers, agents, and/or contractors (and their employees, officers and/or agents).  “Moral Rights” means any rights to claim authorship of the Company Intellectual Property, to object to or prevent any modification of the Company Intellectual Property, to withdraw from circulation or control the publication or distribution of any Company Intellectual Property, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a “Moral Right.”

20 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.20.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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8.	CONFIDENTIALITY

8.1
Confidentiality. For the avoidance of doubt, the following categories of confidential and proprietary information are subject to the confidentiality obligations set forth in the VCA: All products, concepts, Formulae, scents, fragrances, colors, packaging, prices, costs, financial information, product concepts, strategic or other plans, sales, sourcing, lists of dealers and customers and prospective dealers and customers, and any proposals made to or received from prospective dealers or suppliers related to Company Products. Confidentiality shall not apply to: (a) information that at the time of receipt by Vendor was already known to Vendor; (b) information that at any time is received in good faith by Vendor or any of its Affiliates from a third party, which was lawfully in the possession of the third party and the third party had the right to disclose; (c) information that as of the date of receipt by Vendor is in the public domain or subsequently enters the public domain without fault on the part of Vendor; (d) is disclosed pursuant to compulsory process or governmental requirement after Vendor has promptly notified Company of such compulsory process or governmental requirement, and Company has had the opportunity to obtain a protective order or confidential treatment agreement with provisions equivalent to the provisions of this Agreement, it being expressly understood that the burden of proof to establish any and all of the aforementioned exceptions from confidential treatment shall be upon Vendor and shall be evidenced solely by the written records of Vendor.

8.2
Legally Required Disclosures. Nothing in this Section shall prohibit disclosure of information that Vendor believes in good faith is required to be disclosed by law, including without limitation the applicable rules and regulations of the Securities and Exchange Commission (“SEC”), the Nasdaq Stock Market, any other exchange where Vendor’s securities may be listed for trading, or any court decision that is binding on Vendor (“Applicable Securities Laws”), but any such disclosure must be reviewed by Company in advance and must be submitted to Company with reasonable advance notice and in no event less than one (1) full business day, or twenty-four (24) hours, whichever is longer, prior to disclosure. Company understands that this Agreement is a material contract to be filed by Vendor with the SEC. Vendor will file a confidential treatment request for the financial and commercial information contained in the Agreement to the extent permitted by the applicable Federal securities laws and will provide Company with reasonable advance notice and in no event less than one (1) full business day, or twenty-four (24) hours, whichever is longer, prior to such filing.

9.	INDEMNIFICATION

9.1
Indemnification by Vendor. In addition to Vendor’s indemnification obligations under the VCA, Vendor agrees to defend, indemnify and hold Company, its officers, directors, agents and employees free and harmless from and against any and all liabilities, losses, demands, causes of action, costs, injuries, damages and expenses, including attorneys’ fees, which Company may suffer or incur as a result of any claims made in connection with or arising from any Creative (except to the extent Company has to pay the owner of the Formulae for removal of the Formulae for subsequent use with a third party filler after termination or expiration of this Agreement) or Company Products provided to, for, or on behalf of Company by Vendor, any Vendor Affiliate or Vendor’s subcontractor, agent, or representative, including but not limited to any claims based on: Vendor’s failure to comply with any applicable domestic or foreign law, statute or regulation; personal injuries; the negligence, acts or omissions of Vendor, any Vendor Affiliate, or any of Vendor’s representatives, agents, contractors or assigns; the breach of or failure to perform under any term, obligation, requirement or provision of this Agreement; any unauthorized use of any Company Intellectual Property; any infringement or alleged infringement by Vendor or any Vendor Affiliate of the rights of any third party relating to the Creative or any Company Product; and/or the breach of any representation or warranty set forth herein. If Vendor does not promptly assume the defense of any claim tendered for indemnification hereunder, then Company may defend the claim itself, with counsel of the Company’s choosing, at the expense of Vendor.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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9.2
Indemnification by Company.  Company agrees to defend, indemnify and hold Vendor, Vendor Affiliates, and their several officers, directors, agents and employees free and harmless from and against any and all liabilities, losses, demands, causes of action, costs, injuries, damages and expenses, including attorneys’ fees, which Vendor or Vendor Affiliates may suffer or incur as a result of any claims made in connection with or arising from any claims made by third parties against Vendor for Company’s breach of this Agreement or infringement of intellectual property rights arising out of the Approved use of any materials provided by Company to Vendor for use in the development, production, manufacture or distribution of Company Product.  If Company does not promptly assume the defense of any claim tendered for indemnification hereunder, then Vendor, Vendor Affiliates, and the other persons entitled to indemnification under this Agreement may defend the claim themselves, with counsel of their choosing, at the expense of Company.

10.	TERM AND TERMINATION

10.1
Term.  This Agreement shall be effective on the Effective Date and, unless terminated earlier as provided in this Agreement, shall continue in full force and effect until December 31, 2011 (the “Term”).

10.2
Product Launch Expenditures.  Vendor may submit for Approval by each Brand’s CFO or his or her designee, written estimates for any new tooling or capital investment expenditures that are reasonably necessary for Vendor to support new product launches scheduled to occur within the period from [———-][21].  In the event that the parties do not reach agreement to renew this Agreement upon expiration, Company agrees to reimburse Vendor for the unamortized costs of any Approved tooling and/or capital investment expenditure(s) actually incurred during such period, in an amount not to exceed [———-][22] total for all Brands, payable within [———-][23] of receipt of Vendor’s invoice for such expenditures with supporting documentation.

10.3	Events of Default. If any of the following events shall occur (each, an “Event of Default”):

(a)
Vendor commits a material breach of this Agreement or the VCA that is not capable of remedy, including but not limited to a material breach of Vendor’s confidentiality, non-competition or intellectual property obligations;

(b)	Vendor commits a material breach of this Agreement or the VCA that is capable of remedy and fails to remedy such breach within [———-][24] of Company’s written notice to Vendor of the breach;

(c)	Vendor:

(i)	is unable to pay its debts or appears to be unable to pay or to have no reasonable prospect of being able to pay his debts, or is insolvent within the meaning of any applicable law;

21 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.21.

22 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.22.

23 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.23.

24 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.24.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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(ii)	is adjudged by any court insolvent or bankrupt;

(iii)
has a petition presented for its winding up or issues a notice convening a meeting of shareholders to consider a resolution for winding up or has a petition presented for its administration or an application for an administration order is made, or has a similar procedure commenced by or against it under any applicable law; or

(iv)
suffers an encumbrance taking possession of or suffers the appointment of a receiver or administrative receiver or administrator or any similar person under any applicable law or suffers any sequestration order being made in respect of the whole or substantial part of its assets;

(d)
Vendor or any Vendor Affiliate directly or indirectly opposes (or assists any third party to oppose) the application, registration or renewal of any Company trademark, design and/or patent, including without limitation the Company Intellectual Property;

(e)
Vendor or any Vendor Affiliate itself registers or disputes or directly or indirectly assists any third party to dispute the validity of any Company trademark, design and/or patent, including without limitation the Company Intellectual Property; or

(f)	Gary McNatton or a substitute Approved by Company (which Approval will not be unreasonably withheld) ceases to be substantially involved in the Development Services;

then Company may, without prejudice to any other rights and remedies it may have and without penalty, upon written notice to Vendor:

(w)	immediately terminate this Agreement in its entirety; or

(x)	immediately terminate the Agreement as to the Banana Republic Brand, the Gap Brand, and/or the Outlet Brands, or as to particular Company Product lines or categories within one or more Brands; or

(y)
immediately terminate only the Development Services or the manufacture of Approved Company Products, triggering the need for Company and Vendor to renegotiate in good faith the terms and conditions of the existing Agreement; or

(z)
inform Vendor that Company is considering terminating the Agreement (the “Interim Termination Notice”) and at any time during the [———-][25] following such notice, give Vendor not fewer than [———-][26] notice of the day when the Agreement shall terminate, in whole or in part.

25 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.25.

26 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.26.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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10.4	Commitment Period Inventory; Wind-Down on Expiration; No Wind-Down on Event of Default.

(a)
Commitment Period Inventory.  Company, in its sole discretion, may offset its liability for Commitment Period inventory upon expiration of the Agreement by (i) purchasing some or all remaining Commitment Period inventory at the Purchase Price and/or (ii) demanding destruction of some or all remaining Commitment Period inventory and compensating Vendor in an amount equal to Vendor’s cost of raw materials and production plus reasonable, documented overhead expenses.

(b)	Wind-Down on Expiration.

(i)
Within [———-][27] of expiration of this Agreement, Vendor shall deliver to Company a complete and accurate schedule of Vendor's inventory of Company Products on hand in excess of the Commitment Period inventory, in process of manufacture and in transit, including without limitation, raw materials, bulk materials, ingredients, supplies and containers, as of the close of business on the date of expiration (the “Final Inventory”).  Company shall have the option, exercisable by notice to Vendor within [————] [28] after its receipt of the Final Inventory schedule, or from time to time thereafter to the extent Final Inventory is available, to purchase any or all of the Final Inventory for an amount equal to the Purchase Price.  If such purchase option should be exercised by Company, then Vendor shall deliver to Company or its designee all of the Final Inventory purchased by Company within [———-][29] after Company's said notice of exercise of its option.  Company shall pay Vendor for such Final Inventory within [———-][30] after delivery of such Final Inventory.

(ii)
Upon expiration of this Agreement and to the extent Company has not exercised its option to purchase all or part of the Final Inventory, then Vendor shall have a [———-][31] wind-down period (the “Wind-Down Period”) to sell the remaining Final Inventory of Company Products internationally to “Authorized Channels of Distribution” as such term is defined in the License Agreement and, at Company’s sole discretion, to other Approved close-out retailers, including (i) a commercially reasonable “run-out” of finished goods inventory in order to maximize the use of components, and (ii) work-in-progress at hand at the expiration of this Agreement that is completed by Vendor within a commercially reasonable time thereafter (collectively “the Wind-Down Inventory Amount”).  All remaining inventory from the Wind-Down Inventory Amount and components not sold by Vendor as set forth above shall be lawfully destroyed at Vendor’s sole expense within [———-][32] after the end of the Wind-Down Period, unless Company, in its sole discretion, Approves in advance Vendor’s further clearance of such remaining Wind-Down Inventory Amount and components, including Approval of the specific Company Products, quantities, channels of distribution, and markets or territories.  Vendor shall certify to Company, in writing signed by its Chairman, President, Chief Executive Officer or Chief Financial Officer, that all remaining Wind-Down Inventory has been destroyed.

27 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.27.

28 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.28.

29 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.29.

30 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.30.

31 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.31.

32 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.32.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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(iii)
Except as otherwise specifically provided to the contrary in this Agreement, on the expiration or termination of this Agreement, all of the rights of Vendor under this Agreement shall terminate forthwith and shall revert automatically to Company.

(c)
Vendor’s Event of Default.  In the event this Agreement is terminated for Vendor’s Event of Default as set forth in Section 10.3, Vendor shall have no continuing license to develop, manufacture, produce, distribute, sell or otherwise use any of the Creative or Company Products created pursuant to this Agreement, and Company shall have no liability to Vendor for any remaining inventory.  Vendor shall lawfully destroy any remaining inventory of Approved Company Product, absent express, written agreement with Company to the contrary, and shall certify to Company, in writing signed by its Chairman, President, Chief Executive Officer or Chief Financial Officer, that the inventory has been destroyed.

11.	GENERAL PROVISIONS

11.1
Non-Competition.  During the term of this Agreement, Vendor may not enter into any agreement for the development, production, manufacture, distribution or sale of Personal Care Products or Home Fragrance Products with [———-][33].

11.2
No Assignment.  Neither party shall assign, transfer or delegate its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.  Any purported assignment, transfer, delegation or other disposition, except as permitted herein, shall be null and void.  Notwithstanding the foregoing, Company may assign the Agreement (without obtaining Vendor’s prior written consent) to any of its respective current or future worldwide divisions, subsidiaries and/or affiliated companies.

11.3
Notices.  Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given:  (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) upon delivery by an overnight private industry express courier, with written confirmation of receipt.  All notices shall be sent to the following addresses (or to such other address or person as may be designated by a party by giving written notice to the other party pursuant to this Section):

33 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.33.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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Company:	Vendor:
General Manager, Banana Republic	Attn: Mr. Jean Madar, CEO
Personal Care	Attn: Mr. Russell Greenberg, CFO
General Manager, Gap Personal Care	Inter Parfums, Inc.
General Manager, Outlet Personal Care	551 Fifth Avenue
Gap Inc.	New York, NY 10176
Two Folsom Street	Facsimile: (212) 983-0654
San Francisco, CA 94105
BR Facsimile: (415) 427-5433
Gap Facsimile: (415) 427-7046

With a copy to:

General Counsel
Gap Inc.
Two Folsom Street
San Francisco, CA 94105
Facsimile: (415) 427-6982

11.4
Entire Agreement.  This Agreement, together with the VCA, constitutes the entire agreement between Company and Vendor concerning the subject matter herein, and supersedes any and all previous oral and/or written agreements or understandings between Company and Vendor related thereto.  This Agreement may be modified only by a written amendment executed by Company and Vendor.  Notwithstanding anything to the contrary contained in the VCA, no amendment, modification or change to the VCA shall be effective against Vendor if such amendment, modification or change shall have an adverse effect upon Vendor or shall increase the obligations of Vendor under this Agreement or the VCA.

11.5
Severability; Survival.  Any term, requirement or provision of this Agreement that is determined to be invalid or unenforceable will be ineffective to the extent of such determination without invalidating the remaining terms, requirements and provisions of this Agreement or affecting the validity or enforceability of such remaining terms, requirements and provisions.  The obligations of the parties that by their nature would continue beyond the termination or expiration of this Agreement shall survive termination or expiration of this Agreement for any reason.

11.6
Force Majeure.  If the performance of any part of this Agreement by either party (the “Interrupted Party”) is prevented or delayed by reason of any flood, riot, fire, explosion, war, terrorist act, governmental action or inaction in response to, or in contemplation of, a terrorist act, or any other casualty or cause beyond the control of the Interrupted Party, which cannot be overcome (a “Force Majeure Event”), the Interrupted Party shall be excused from such performance to the extent that it is necessarily prevented, hindered or delayed thereby, for so long as such event shall continue to prevent, hinder or delay such performance.  This Agreement shall be deemed suspended so long as and to the extent that any such cause shall operate to prevent, hinder or delay the performance by the Interrupted Party of its obligations; however, the other party, at its sole option, shall have the right to terminate this Agreement immediately if the Interrupted Party’s performance is suspended pursuant to this Section for more than [———-][34].  Upon the occurrence of a Force Majeure Event, the Interrupted Party shall, as soon as reasonably practicable thereafter, notify the other party of the nature and extent of any such Force Majeure Event.

34 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.140.34.

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by signing below:

The Gap, Inc.	Inter Parfums, Inc.

By:	By:	/s/ Russell Greenberg
Name:		Name: Russell Greenberg
Title:		Title: Executive Vice President
Date:		Date:

Banana Republic, LLC	Inter Parfums USA, LLC

By: Inter Parfums, Inc., Sole Member
By:
Name:	By:	/s/ Russell Greenberg
Title:		Name: Russell Greenberg
Date:		Title: Executive Vice President
Date:

(continues on next page)

(continues from previous page)

Gap (Apparel), LLC	Gap (ITM) Inc.

By:	By:
Name:		Name:
Title:		Title:
Date:		Date:

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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Banana Republic (Apparel), LLC		Banana Republic (ITM) Inc.

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

Gap (Canada), Inc.		Gap (Puerto Rico), Inc.

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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Appendix 1

PERSONAL CARE AGREEMENT
PRODUCT CATEGORIES DESCRIPTIONS

Exclusive rights	Non-Exclusive rights

Fragrances (Perfume, Eau de Perfume, Eau de toilette, cologne) for men, women, baby and unisex. As well as their corresponding ancillaries (shower gel, body lotion, body cream, body spray, soap, shaving products, deodorant)
Hair Care (Conditioners, shampoo, hair sprays, hair styling products)

Cosmetics (blushers, eye makeup, face powders, lipsticks, colored lip balms and lip glosses, makeup bases), nail color (nail polish)	Cosmetics Accessories such as cosmetics bags, Dopp kits, tweezers

Skincare Products (baby powders, oils and lotions, bath additives, facial treatments, hand and body creams, lotions and treatments, skin care products for women, men and children, sun care products, talcum and dusting powders, personal cleansing products)
Home Fragrances accessories

Home Fragrances (room spray, scented candles, unscented candles, incense sticks, fragrance oils, potpourri beads, scented sachets, scented beads, oil stick)

No rights

Hair Care (Ethnic hair products, hair coloring products, hair perming products, brushes, combs, hair dryers, specialty hair products…)

Oral Care Products (denture products, jellies and treatment, mouth wash, toothbrushes, tooth paste)

Other Toiletries (depilatories, waxes and bleaches)

Nail Care (artificial nails, nail and cuticle treatments, nail polish remover, dryer and thinner)

Other (fragranced fabric, leather or apparel related-item)

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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Appendix 2

EDI ADDENDUM

NOTICE TO VENDOR:  COMPLIANCE WITH ALL TERMS, REQUIREMENTS AND PROVISIONS OF THIS EDI ADDENDUM IS A CONDITION OF DOING BUSINESS WITH COMPANY.  VENDOR’S FAILURE TO EXECUTE THIS ADDENDUM SHALL NOT CONSTITUTE A WAIVER OF ANY TERM, REQUIREMENT OR PROVISION HEREIN BY COMPANY OR A WAIVER OF COMPANY’S RIGHT TO ENFORCE THIS ADDENDUM OR INSIST ON VENDOR’S STRICT ADHERENCE TO ITS TERMS, REQUIREMENTS AND PROVISIONS.  UNLESS OTHERWISE EXPRESSLY AGREED IN WRITING BY COMPANY, VENDOR’S PERFORMANCE OR UNDERTAKING OF ANY OBLIGATION TO COMPANY SHALL BE DEEMED AN ACCEPTANCE OF THIS AGREEMENT BY VENDOR.

This EDI Addendum is a legally binding agreement between The Gap, Inc., Banana Republic LLC, Gap (Apparel) LLC, Gap (ITM), Inc., Banana Republic (Apparel) LLC, Banana Republic (ITM), Inc. and Gap (Canada) Inc., together with their subsidiaries who operate stores (collectively, the “Company”) on the one hand and Inter Parfums, Inc. and its subsidiary Inter Parfums, S.A. and their its subsidiary and affiliated companies and representatives (“Vendor”).

1.	Incorporation.

This document is an addendum to the Agreement in place between Company and Vendor dated __________, 2005 (the “Agreement”), and is also subject to the EDI implementation and operational requirements contained in the Personal Care Vendor Handbook. Your signature below will constitute acceptance of the terms and conditions set forth of each of the aforementioned documents.

Company shall have the right to revise or modify the terms, conditions and/or requirements contained in any of the above from time to time on written or electronic notice to Vendor.

2.	Documents.

Each party shall electronically transmit to or receive from the other the transaction sets specified in the Agreement (“Documents”) as well as such additional Documents as Company may from time to time specify upon written or electronic notice to Vendor by amendment to the Agreement.

3.	Standards.

Unless otherwise specified by Company in writing, all Documents shall be transmitted in accordance with the American National Standards Institute (“ANSI”) X.12 Standards; however, to the extent modified or clarified by the Voluntary Inter Industry Communication Standards Committee (“VICS”), the latter shall apply and prevail.

4.	Network.

Unless otherwise expressly agreed by Company in writing, the electronic transmission of Documents by Vendor hereunder must be through an acceptable third-party value-added network (VAN), which shall be compatible with the network used by Company.  Vendor shall be solely responsible for its own VAN costs, including its costs to send any transmission to or receive any from Company or its representatives.  Vendor shall further be solely responsible and liable for the acts or omissions of its VAN while transmitting, receiving, storing or handling Documents or performing any other related activities.

1

EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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Vendor agrees to access its electronic mailbox at least twice every business day and that it shall process Documents and provide communication on a timely basis.  Vendor further agrees that it shall have at all times the capacity to receive, review and store all comments, and notes sections of any transmission (including the Special Instructions on Company’s Purchase Orders and as specified in the most current EDI Implementation and Operational Requirements).

Unless otherwise expressly provided in writing by Company’s Sourcing and Logistics Department, Vendor shall be required to send a Ready to Ship35 agree that a Ready to Ship shall be transmitted via EDI for each shipment made under any Purchase Order seventy-two (72) hours prior to ship date (to Company).

Unless otherwise expressly provided in writing by Company’s Sourcing and Logistics Department, Vendor agrees that it shall transmit via EDI an Advance Ship Notice for each shipment made under any Purchase Order within:

4.1           Two (2) hours of departure of any goods from Vendor’s United States facility or

4.2           Twenty-four (24) hours of departure of any goods from non-United States Vendor facilities.

Vendor shall obtain and use electronic mail on a VAN to facilitate communications between the parties.

5.	Proper Receipt.

Data involving, connected with, or related to any Document transmitted through the use of electronic transmission shall be deemed received (and effective) upon the earlier of the following:  (a) when the receiving party actually retrieves such data from its electronic mailbox, or (b) twenty-four (24) hours (excluding the receiving party’s Saturdays and Sundays, and holidays provided sufficient advance written notice is given to Company’s Sourcing and Logistics Department) after transmission by the originating party.  Immediately upon receipt of any such transmission (but at least within twenty-four (24) hours of receipt) the receiving party shall transmit to the other party a functional acknowledgment.  If any transmitted Document is received in unintelligible or garbled form, or if it contains any translation, structure or other errors, the receiving party shall immediately notify the originating party (but at least within forty-eight (48) hours of receipt); in the absence of such timely notice, the originating party’s records for the contents of such Document shall control.

6.	Costs.

Vendor shall be solely responsible for its own costs of obtaining and maintaining all equipment, software, and services necessary for the reliable, complete and timely electronic transmission, receipt and storage of all Documents, as well as access to the VAN.

7.	Confidential and Proprietary Information.

In addition to the terms of the Vendor Compliance Agreement, Vendor understands and acknowledges that all information and communications transmitted electronically to or from Vendor regarding in any way Company and/or its business relationship with Vendor is confidential and proprietary information of Company.  Vendor shall take all steps necessary to ensure that only authorized personnel have access to any such electronic records and shall preserve the confidentiality of the information to the same extent that Vendor uses to safeguard its own confidential information.  Vendor shall further provide for backup and recovery of records to protect against information loss. Vendor shall implement security measures to protect against the use of its facilities, information, computers, and any third party network access devices and passwords to transmit unauthorized, fraudulent or incorrect messages and will regularly test and re-evaluate the effectiveness of such measures.

35  Ready to Ship transactions are not required from all Vendors. Company’s Sourcing department will identify in writing Vendors that are required to send the Ready to Ship.

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EXHIBIT 10.140: CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT 10.140 WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC.

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8.	Signed Writing.

Each party acknowledges and agrees that (a) all electronic transmissions under this Agreement shall be deemed to be signed writings, and (b) Company’s transmission of any Commitment or Purchase Order to Vendor under this Agreement shall be deemed to have been signed and Approved by an authorized Company representative.

9.	Liability for Errors and Losses

Vendor shall be liable to Company for all direct damages to Company resulting from any erroneous or fraudulent messages received by Company, and for any action Company takes in reliance on such erroneous or fraudulent messages, whether or not Vendor evidenced negligence with respect to the transmission. Vendor shall be liable for the errors or omissions of its VAN, except that such liability is also limited by the provisions of this section as if the damages were caused by Vendor itself.

Vendor	The Gap, Inc.

Signature of Authorized Representative	Signature of Authorized Representative

Print Name	Print Name

Title	Title

Date	Date

[signature lines to be added]

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